Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Bond Allocation Target Shares (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended September 30, 2007, (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 20, 2007

/s/ Donald C. Burke
Donald C. Burke, President and Chief Executive Officer (principal executive officer) of BlackRock Bond Allocation Target Shares

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Bond Allocation Target Shares (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended September 30, 2007, (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 20, 2007

/s/ Neal J. Andrews
Neal J. Andrews, Chief Financial Officer (principal financial officer) of BlackRock Bond Allocation Target Shares

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.